                                                                    EXHIBIT 23.5


               CONSENT OF WILLIAMSON PETROLEUM CONSULTANTS, INC.


     We consent to all references to our firm, including any references to our firm as experts, in the Registration Statement on Form S-4 of Pure Resources, Inc., which includes the Proxy Statement/Prospectus relating to the proposed merger of Titan Exploration, Inc. with and into TRH, Inc.


                                        WILLIAMSON PETROLEUM CONSULTANTS, INC.


Midland, Texas
April ___, 2000